UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2008

SILVER STATE BANCORP
(Exact name of Registrant as Specified in Charter)

Nevada	001-33592	88-0456212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O KOLESAR & LEATHAM, CHTD.,
RESIDENT AGENT OF SILVER STATE BANCORP
3320 WEST SAHARA AVE., SUITE 380
LAS VEGAS, NV  89102

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (702) 362-7800

170 SOUTH GREEN VALLEY PARKWAY, HENDERSON, NEVADA 89012
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 5, 2008, Silver State Bank (the “Bank”), the wholly-owned subsidiary of Silver State Bancorp (the “Company”), was closed by the State of Nevada, Department of Business and Industry, Financial Institutions Division and the Federal Deposit Insurance Corporation was appointed as receiver of the Bank.  The appointment of a receiver for the Bank has resulted in an event of default under the terms of the Company's outstanding junior subordinated debt securities and related trust preferred securities of  Silver State Capital Trust V (an unconsolidated subsidiary of the Company).  Upon occurrence of this event of default, the entire outstanding balance and all accrued, but unpaid, interest relating to the trust preferred securities of Silver State Capital Trust V became immediately due and payable.  As of September 5, 2008, the outstanding balance of trust preferred securities of Silver State Capital Trust V was $7.5 million, plus accrued but unpaid distributions of $81,557.06 as of that date.

The appointment of a receiver for the Bank has also resulted in an event of default under the terms of the Company's outstanding junior subordinated debt securities and related trust preferred securities of Silver State Capital Trust IV (an unconsolidated subsidiary of the Company), which allows the holders of the trust preferred securities to cause an acceleration of the outstanding balance plus accrued but unpaid interest.  As of September 5, 2008, the outstanding balance of trust preferred securities of Silver State Capital Trust IV was $20 million, plus accrued but unpaid distributions of $154,022.16 as of that date.

The acceleration of the junior subordinated debt securities relating to the trust preferred securities of Silver State Capital Trust V has also resulted in an event of default under the terms of the Company's outstanding junior subordinated debt securities and related trust preferred securities of  Silver State Capital Trust II, Silver State Capital Trust III and Silver State Capital Trust VI (the “Trusts”), which allows the respective holders of these trust preferred securities to cause an acceleration of the outstanding balances plus accrued but unpaid interest.  As of September 5, 2008, the aggregate outstanding balance of the trust preferred securities of these Trusts was $40 million, plus accrued but unpaid distributions of $339,825.43 as of that date.

ITEM 8.01.      Other Events.

As of September 16, 2008, the Company's primary asset, excluding its investment in Silver State Bank and its investments in Silver State Capital Trusts II, III, IV, V and VI, which investments are expected to be written off completely, consisted primarily of cash and cash equivalents of approximately $490,000.00.  Liabilities comprised primarily of junior subordinated debt of $69.6 million, accrued and unpaid interest of $575,400 and known accounts payable of approximately $214,000.  Accordingly, the Company is insolvent.

Based on the Company’s current financial condition, the board of directors of the Company has retained special counsel to evaluate the Company’s options for winding down the affairs of the Company.  The alternatives under consideration include filing a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STATE BANCORP

	By:	/s/ Michael J. Threet
Michael J. Threet
Chief Financial Officer and Chief Operating Officer

Dated: September 17, 2008